Exhibit 99.1

Citrix Reports Second Quarter Financial Results

Quarterly revenue of $782 million up 7 percent year over year

Second quarter GAAP diluted earnings per share of $0.31

Second quarter non-GAAP diluted earnings per share of $0.83

Repurchased approximately 21 million shares in second quarter

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 23, 2014--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the second quarter of fiscal year 2014 ended June 30, 2014.

FINANCIAL RESULTS

For the second quarter of fiscal year 2014, Citrix achieved revenue of $782 million, compared to $730 million in the second quarter of fiscal year 2013, representing 7 percent revenue growth.

GAAP Results

Net income for the second quarter of fiscal year 2014 was $53 million, or $0.31 per diluted share, compared to $64 million, or $0.34 per diluted share, for the second quarter of fiscal year 2013. The current quarter GAAP results include impairment charges of approximately $30 million related to certain intangible assets within our Enterprise and Service Provider division, which are included in amortization of product related intangible assets, as well as a restructuring charge of approximately $5 million for severance costs incurred to better align resources to strategic initiatives. In addition, GAAP net income for the second quarter of fiscal year 2014 includes net tax benefits of approximately $9 million, or $0.05 per diluted share, primarily related to the closing of audits with the IRS for certain tax years.

Non-GAAP Results

Non-GAAP net income for the second quarter of fiscal year 2014 was $142 million, or $0.83 per diluted share, compared to $124 million, or $0.66 per diluted share, for the second quarter of fiscal year 2013. Non-GAAP net income excludes the effects of amortization of acquired intangible assets and debt discount, stock-based compensation expenses, the restructuring program implemented in the first quarter of fiscal year 2014 and the tax effects related to these items. Non-GAAP net income for the second quarter of fiscal year 2014 includes net tax benefits of approximately $9 million, or $0.05 per diluted share, primarily related to the closing of audits with the IRS for certain tax years.

“I’m pleased with our performance and results for Q2,” said Mark Templeton, president and CEO at Citrix. “I’m really proud of how our team delivered greater operating efficiencies while driving our very significant pivot to mobility. As we move into the second half, we’ll continue to refine operations to further increase shareholder value and to stay aggressive with valuable solutions for our customers’ mobility needs.

“And, on a personal level, I’m excited to be back, energized, and looking forward to the future here at Citrix.”

Q2 Financial Summary

In reviewing the results for the second quarter of fiscal year 2014, compared to the second quarter of fiscal year 2013:

  Product and license revenue increased 2 percent;
  Software as a service revenue increased 12 percent;
  Revenue from license updates and maintenance increased 7 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 15 percent;
  Revenue increased in the EMEA and Pacific regions by 8 percent; and increased in the Americas region by 4 percent;
  Deferred revenue totaled $1.4 billion as of June 30, 2014, compared to $1.3 billion as of June 30, 2013, an increase of 12 percent; and
  Cash flow from operations was $204 million for the second quarter of fiscal year 2014, compared with $209 million for the second quarter of fiscal year 2013.

During the second quarter of fiscal year 2014:

  GAAP gross margin was 78 percent, and non-GAAP gross margin was 85 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense; and
  GAAP operating margin was 7 percent, and non-GAAP operating margin was 22 percent, excluding the effects of amortization of acquired intangible assets, stock-based compensation expenses, and costs associated with the 2014 restructuring program.
  The company repurchased 20.9 million shares at an average price of $58.50.

Financial Outlook for Third Quarter 2014

Citrix management expects to achieve the following results for the third quarter of fiscal year 2014 ending September 30, 2014:

  Net revenue is targeted to be in the range of $765 million to $775 million;
  GAAP gross margin is targeted to be in the range of 81 percent to 82 percent. Non-GAAP gross margin is targeted to be in the range of 84 percent to 85 percent, excluding 3 percent related to the effects of amortization of acquired product related intangible assets and stock-based compensation expense.

  GAAP diluted earnings per share is targeted to be in the range of $0.32 to $0.36. Non-GAAP diluted earnings per share is targeted to be in the range of $0.70 to $0.73, excluding $0.21 related to the effects of amortization of acquired intangible assets, $0.28 related to the effects of stock-based compensation expenses, $0.05 related to the effects of amortization of debt discount, $0.01 related to the effects of restructuring charges, and $(0.14) to $(0.21) for the tax effects related to these items;

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2014

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2014:

  Net revenue is targeted to be in the range of 8.5 percent to 10 percent;
  GAAP gross margin is targeted to be in the range of 80 percent to 81 percent. Non-GAAP gross margin is targeted to be in the range of 84 percent to 85 percent, excluding 4 percent related to the effects of amortization of acquired product related intangible assets and stock-based compensation expense.
  GAAP diluted earnings per share is targeted to be in the range of $1.62 to $1.67. Non-GAAP diluted earnings per share is targeted to be in the range of $3.20 to $3.25, excluding $0.96 related to the effects of amortization of acquired intangible assets, $1.02 related to the effects of stock-based compensation expenses, $0.12 related to the effects of amortization of debt discount, $0.10 related to the effects of restructuring charges, and $(0.57) to $(0.67) for the tax effects related to these items.
  GAAP tax rate is targeted to be in the range of 14 percent to 14.5 percent. Non-GAAP tax rate, which excludes the effects of amortization of acquired intangible assets, stock-based compensation, restructuring charges and amortization of debt discount, is targeted to be in the range of 22 percent to 22.5 percent.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days.

About Citrix

Citrix (NASDAQ:CTXS) is a leader in mobile workspaces, providing virtualization, mobility management, networking and cloud services to enable new ways to work better. Citrix solutions power business mobility through secure, personal workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. This year Citrix is celebrating 25 years of innovation, making IT simpler and people more productive. With annual revenue in 2013 of $2.9 billion, Citrix solutions are in use at more than 330,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's chief executive officer, statements contained in the Financial Outlook for Third Quarter 2014 and Financial Outlook for Fiscal Year 2014 sections, and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix's desktop virtualization products and collaboration services; the company's ability to develop and commercialize new products and services, including its enterprise mobility and cloud platform products, while growing its established virtualization, networking and collaboration products and services; disruptions due to changes and transitions in key personnel and succession risks; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of the impairment of acquired assets, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Product and licenses	$231,792	$227,215	$439,216	$420,298
Software as a service	160,779	143,858	317,911	281,424
License updates and maintenance	347,041	322,895	690,799	638,633
Professional services	41,948	36,416	84,453	62,928
Total net revenues	781,560	730,384	1,532,379	1,403,283

Cost of net revenues:
Cost of product and licenses revenues	32,762	31,700	64,099	57,494
Cost of services and maintenance revenues	88,099	71,198	166,782	135,609
Amortization of product related intangible assets	54,395	24,342	78,701	49,051
Total cost of net revenues	175,256	127,240	309,582	242,154
Gross margin	606,304	603,144	1,222,797	1,161,129

Operating expenses:
Research and development	140,375	132,299	273,993	262,791
Sales, marketing and services	321,539	317,096	638,035	614,778
General and administrative	75,015	67,343	147,403	130,128
Amortization of other intangible assets	10,445	10,518	22,899	20,936
Restructuring	4,511	-	14,161	-
Total operating expenses	551,885	527,256	1,096,491	1,028,633

Income from operations	54,419	75,888	126,306	132,496

Other (expense) income, net	(3,391)	1,375	(6,523)	2,571
Income before income taxes	51,028	77,263	119,783	135,067

Income tax (benefit) expense	(1,996)	12,802	10,820	10,918
Net income	$53,024	$64,461	$108,963	$124,149

Earnings per common share – diluted	$0.31	$0.34	$0.61	$0.66
Weighted average shares outstanding – diluted	170,891	188,486	178,246	188,750

CITRIX SYSTEMS, INC.

Condensed Consolidated Balance Sheets

(In thousands - unaudited)

	June 30, 2014	December 31, 2013
ASSETS:
Cash and cash equivalents	$279,402	$280,740
Short-term investments	540,996	453,976
Accounts receivable, net	506,409	654,821
Inventories, net	14,206	14,107
Prepaid expenses and other current assets	152,755	110,981
Current portion of deferred tax assets, net	47,802	48,470
Total current assets	1,541,570	1,563,095

Long-term investments	975,676	855,700
Property and equipment, net	339,832	338,996
Goodwill	1,790,035	1,768,949
Other intangible assets, net	445,643	509,595
Long-term portion of deferred tax assets, net	90,480	115,418
Other assets	65,980	60,496
Total assets	$5,249,216	$5,212,249

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	79,621	78,452
Accrued expenses and other current liabilities	280,038	257,606
Income taxes payable	5,188	29,322
Current portion of deferred revenues	1,110,748	1,098,681
Total current liabilities	1,475,595	1,464,061

Long-term portion of deferred revenues	319,244	313,059
Convertible notes	1,277,289	-
Other liabilities	73,191	115,322

Stockholders’ equity:
Common stock	293	291
Additional paid-in capital	3,896,459	3,974,297
Retained earnings	3,012,504	2,903,541
Accumulated other comprehensive income	1,752	4,951
Less – common stock in treasury, at cost	(4,807,111)	(3,563,273)
Total stockholders’ equity	2,103,897	3,319,807
Total liabilities and stockholders’ equity	$5,249,216	$5,212,249

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows

(In thousands – unaudited)

	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
OPERATING ACTIVITIES
Net Income	$53,024	$108,963
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	98,764	168,795
Amortization of debt discount and transaction costs	5,780	5,780
Stock-based compensation expense	45,290	85,991
Provision for accounts receivable allowances	1,368	2,562
Deferred income tax benefit	(9,925)	(12,399)
Other non-cash items	(3,768)	(5,292)
Total adjustments to reconcile net income to net cash	137,509	245,437
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	3,230	146,204
Inventory	(2,204)	(1,087)
Prepaid expenses and other current assets	(1,190)	(8,714)
Other assets	2,368	4,469
Deferred revenues	19,189	18,251
Accounts payable	4,055	2,743
Income taxes, net	(37,834)	(59,377)
Accrued expenses	24,409	35,007
Other liabilities	984	(480)
Total changes in operating assets and liabilities, net of the effects of acquisitions	13,007	137,016
Net cash provided by operating activities	203,540	491,416
INVESTING ACTIVITIES
Proceeds (purchases) of available-for-sale investments, net	16,247	(203,467)
Purchases of property and equipment	(36,672)	(67,141)
Cash paid for acquisitions, net of cash acquired	(17,188)	(41,342)
Proceeds from sales of cost method investments	1,981	2,784
Purchases of cost method investments	(661)	(1,427)
Cash paid for licensing and core technology	(9,016)	(9,727)
Net cash used in investing activities	(45,309)	(320,320)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	10,137	18,095
Proceeds from issuance of convertible notes, net of debt issuance costs	1,415,717	1,415,717
Purchase of convertible note hedges	(184,288)	(184,288)
Proceeds from issuance of warrants	101,775	101,775
Repayment of acquired debt	-	(3,766)
Excess tax benefit from stock-based compensation	672	3,004
Stock repurchases, net	(1,500,998)	(1,500,998)
Cash paid for tax withholding on vested stock awards	(20,524)	(22,840)
Net cash used in financing activities	(177,509)	(173,301)

Effect of exchange rate changes on cash and cash equivalents	161	867
Change in cash and cash equivalents	(19,117)	(1,338)
Cash and cash equivalents at beginning of period	298,519	280,740
Cash and cash equivalents at end of period	$279,402	$279,402

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The charges incurred in conjunction with the Company's restructuring program, which relate to reductions in headcount are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization related to newly acquired intangible assets and debt discount, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended June 30, 2014
GAAP gross margin	77.6%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	6.9
Non-GAAP gross margin	84.6%
Three Months Ended June 30, 2014
GAAP operating margin	7.0%
Add: stock-based compensation	5.8
Add: amortization of product related intangible assets	6.9
Add: amortization of other intangible assets	1.3
Add: restructuring charges	0.6
Non-GAAP operating margin	21.6%
	Three Months Ended June 30,
	2014	2013
GAAP net income	$53,024	$64,461
Add: stock-based compensation	45,289	47,857
Add: amortization of product related intangible assets	54,395	24,342
Add: amortization of other intangible assets	10,445	10,518
Add: amortization of debt discount	5,169	-
Add: restructuring charges	4,511	-
Less: tax effects related to above items	(30,901)	(22,745)
Non-GAAP net income	$141,932	$124,433
	Three Months Ended June 30,
	2014	2013
GAAP earnings per share – diluted	$0.31	$0.34
Add: stock-based compensation	0.26	0.25
Add: amortization of product related intangible assets	0.32	0.13
Add: amortization of other intangible assets	0.06	0.06
Add: amortization of debt discount	0.03	-
Add: restructuring charges	0.03	-
Less: tax effects related to above items	(0.18)	(0.12)
Non-GAAP earnings per share – diluted	$0.83	$0.66

CITRIX SYSTEMS, INC.

Forward Looking Guidance

	Three Months Ended September 30, 2014	Twelve Months Ended December 31, 2014
GAAP gross margin	80.8% to 81.8%	80.0% to 81.0%
Add: stock-based compensation	0.1	0.1
Add: amortization of product related intangible assets	3.1	3.9
Non-GAAP gross margin	84.0% to 85.0%	84.0% to 85.0%
	For the Three Months Ended September 30,	For the Twelve Months Ended December 31,
	2014	2014
GAAP earnings per share – diluted	$0.32 to $0.36	$1.62 to $1.67
Add: adjustments to exclude the effects of amortization of intangible assets	0.21	0.96
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.28	1.02

Add: adjustments to exclude the effects of amortization of debt discount	0.05	0.12
Add: adjustments to exclude the effects of restructuring charges	0.01	0.10
Less: tax effects related to above items	(0.14) to (0.21)	(0.57) to (0.67)
Non-GAAP earnings per share – diluted	$0.70 to $0.73	$3.20 to $3.25

For the Twelve Months Ended December 31,
2014
GAAP tax rate	14.0% to 14.5%
Add: tax effects of stock-based
compensation, restructuring charges and
amortization of intangible assets and debt
discount	8.0
Non-GAAP tax rate	22.0% to 22.5%

CONTACT:
Citrix Systems, Inc.
For media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com